UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): February 11, 2026

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2026, American Centrifuge Operating, LLC, a Delaware limited liability company (“ACO”) and a wholly owned subsidiary of Centrus Energy Corp. ("the Company"), entered into an engineering, procurement and construction agreement (the “EPC Agreement”) with Fluor Federal Services, Inc. (the “Contractor”), for the design, engineering, procurement, construction, and commissioning of the Company’s previously announced commercial uranium enrichment facility in Piketon, Ohio (the “Project”).

Under the EPC Agreement, the Contractor will perform design, engineering, procurement, construction and construction management, and related services for the Project on a time and materials basis. The EPC Agreement extends until the completion of performance. The EPC Agreement is a significant part of the Company's previously announced expected multi-billion expansion of its operating facilities in Piketon.

The EPC agreement provides for a time and materials pricing structure consisting of agreed labor rates for personnel performing the work and reimbursement of specified project-related costs, plus agreed upon margins. The EPC Agreement establishes the program-level scope of work that the Contractor will perform and contemplates that as the project advances, the Company and the Contractor will jointly develop formal scopes at each major project phase. Accordingly, the total price paid to the Contractor by the Company will depend on the more detailed scope of the services authorized by the Company, in accordance with the terms of the EPC Agreement. As a significant element of the planned multi-billion dollar investment in the Piketon facility, the EPC Agreement is expected to involve a substantial investment of Company resources over several years for the Piketon facility expansion. ACO will authorize funds incrementally in accordance with stage gates and Fluor’s performance is limited by the authorized funding.

The EPC Agreement includes customary types of provisions for projects of this nature, including:

•warranties with respect to workmanship and materials;
•the ability to implement scope modifications via change orders;
•indemnification obligations;
•limitations of liability, subject to certain exceptions;
•termination rights (i) for cause and (ii) for ACO’s convenience with payment of a termination fee if such termination for convenience occurs within the first 12 months of the agreement starting at $24 million and decreasing by $2 million each month;
•bonding and insurance requirements; and
•requirements to comply with applicable laws and safety standards.

The foregoing description of the EPC Agreement does not purport to be complete and is qualified in its entirety by reference to the EPC Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.

On February 11, 2026, Centrus issued a press release regarding the EPC Agreement. A copy of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 11, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	February 11, 2026	By:	/s/ Todd M. Tinelli
Todd M. Tinelli
Senior Vice President, Chief Financial Officer, and Treasurer